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                                                                   Exhibit 10.14



                                 LEASE AGREEMENT

      THIS WAREHOUSE LEASE (the "Lease") is made and entered into as of the 15th day of July, 1997, by and between CAMPBELL PROPERTIES CORPORATION, a Nebraska corporation ("Lessor"), and CENTURION INTERNATIONAL, INC., a Nebraska corporation ("Lessee").

                                      RECITALS

      WHEREAS, Lessor is the owner of the following described real property generally located at 1901 Pioneers Boulevard in Lincoln, Lancaster County, Nebraska, and all improvements located thereon, consisting of approximately 66,500 square feet of warehouse and office space (the "Leased Premises"):

      Lot 5, 6 and 7, Block 1, Lincoln industrial Park, City of Lincoln, Lancaster County, Nebraska; and

      WHEREAS, Lessee desires to lease from Lessor, and Lessor desires to lease to Lessee, the Leased Premises pursuant to the terms and conditions set forth below.

      NOW, THEREFORE, in consideration of the foregoing, the mutual promises, covenants, representations and warranties hereinafter contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.    Term and Permission.

      a. Initial Term. The initial term of this Lease shall be for a period of three (3) years (the "Initial Term") beginning on August 1, 1997 (the "Commencement Date") and ending on July 31, 2000 (the "Termination Date").

      b. Quiet Enjoyment. Lessee shall have sole possession of the Leased Premises for the entire Term (as defined below) hereof, subject to satisfaction by Lessee of its obligations hereunder.

      c. Renewal Option. Provided that Lessee is not in default of any material term, condition or covenant contained in this Lease at the time of renewal this Lease may be extended at the option of Lessee for three (3) renewal terms of one (1) consecutive year each (each, a "Renewal Term") on the same terms and conditions set forth herein, subject to the rent adjustment described in Section 2(a)(ii) hereof. In order to exercise each such renewal option, Lessee must deliver written notice of its intent to renew to Lessor no less than one hundred twenty (120) days prior to the expiration of the then-current Term. The Initial Term and Renewal Terms, if any, shall be referred to collectively herein as the "Term."
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      d.    Option to Terminate. Notwithstanding anything to the contrary set forth herein, Lessee shall have the right to terminate this Lease as of July 31, 1999 (the "Early Termination Date"). In order to exercise such option, Lessee must deliver written notice of its intent to terminate this Lease to Lessor on or before January 31, 1999. In the event that Lessee exercises its right to terminate this Lease, Ninety-Nine Thousand Seven Hundred Fifty Dollars and No/100ths ($99,750.00) (the "Early Termination Fee") shall be due and payable by Lessee to Lessor on the Early Termination Date.

2.    Rent.

      a.    Annual Rental.

            i. Initial Annual Rental. During the Initial Term, Lessee agrees to pay a minimum annual rental for Lessor's interest in the Leased Premises in the sum of One Hundred Ninety-Nine Thousand Five Hundred Dollars and No/100ths ($199,500.00) (the "Initial Annual Rental") payable in twelve equal monthly payments of Sixteen Thousand Six Hundred Twenty-Five Dollars and No/100ths ($16,625.00) (the "Initial Monthly Rental").

            ii. Renewal Annual Rental. The annual rental for each Renewal Term, if any, shall be established as follows, the Annual Rental (as hereinafter defined) for the then-current Term shall be adjusted on the first day of the first full calendar month of the Renewal Term (the " Renewal Date"), to reflect general consumer price changes in the United States economy. These adjustments shall be made as follows:

                  (1) A fraction shall be determined whose denominator is the U.S. Department of Labor Consumer Price Index for All Urban Consumers for the North Central Area of the United States, Class C Cities, All Items Subindex (the "CPI-U") for the third calendar month prior to calendar mouth in which the then-current Term began (i.e. May, 1997) and whose numerator is the CPI-U for the third calendar month prior to the calendar month in which the Renewal Date occurs (i.e. May, 2000).

                  (2) The Annual Rental for the then-current Term shall be multiplied by the lesser of (i) the fraction determined under subparagraph (1) above, or (ii) one hundred three percent (103%), and the product shall be the annual rental for the then-current Renewal Term (the "Renewal


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                        Annual Rental payable in twelve equal monthly payments
                        (the "Renewal Monthly Rental").

                  (3) The Initial Annual Rental, and Renewal Annual Rental shall be referred to jointly herein as the "Annual Rental." The Initial Monthly Rental and the Renewal Monthly Rental shall be referred to jointly herein as the "Monthly Rental."

                  (4) In no event shall the Renewal Annual Rental be lower than the Annual Rental for the then-current Term.

                  (5) If the CPI-U is discontinued or replaced, then Lessor shall substitute a reasonably equivalent other index which will accomplish the same result of reflecting general consumer price changes in the U.S. economy.

      b. Payment of Rent. As of the Commencement Date, Lessee shall pay the Monthly Rental without any prior demand therefor and without any deduction or offset whatsoever, in advance in lawful money of the United States of America, to Lessor on the first business day of each calendar month during the Term hereof as minimum monthly rent for Lessor's interest in the Leased Premises for such month. Lessee shall make all payments of rent and other expenses to Lessor at Lessor's address set forth in Section 16 hereof or at such other address as Lessor may from time to time request in writing. The first Monthly Rental shall be due and payable on the Commencement Date and thereafter shall be due and payable on the first day of each successive calendar month during the Term hereof and will be delinquent if not paid within ten (10) days following receipt of written notice from Lessor of the failure to pay such rent on the first day of the month.

      c. Additional Rent. On the Commencement Date, Lessee shall pay Ten Thousand Dollars and No/100ths ($10,000.00) (the "Additional Rental") in cash or certified funds to Lessor as additional rent hereunder. In addition to the Annual Rental and the Additional Rental (which is to include existing air conditioning and dock levelers), Lessee shall pay all real and personal property taxes and assessments levied against the Leased Premises during the Term hereof prior to delinquency. Taxes and assessments which are levied or assessed against the Leased Premises with respect to the first and last years of the Term of this Lease shall be prorated. In the event that such taxes are paid directly to the taxing authority by Lessee, Lessee shall provide Lessor with a copy of the receipt evidencing payment of all such taxes as and when such receipt is received by Lessee.


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                                                       Draft Dated July 11, 1997


      d. Net Rent. The Monthly Rental shall be net to Lessor in each year during the Term of this Lease. All reasonable costs, expenses, and obligations of every kind relating to the Leased Premises (except as otherwise specifically provided in this Lease) which may arise or become due during the Term of this Lease shall be paid by Lessee, and Lessor shall be indemnified by Lessee against such costs, expenses, and obligations.

      e. Security Deposit. On the Commencement Date Lessee shall deposit with Lessor the sum of Sixteen Thousand Six Hundred Twenty-Five Dollars and No/100ths ($16,625.00) as a security deposit (the "Security Deposit") to be held as security for the performance by Lessee of all of Lessee's obligations imposed under this Lease. If Lessee fails to pay rent or other charges due under this Lease, or otherwise defaults with respect to any provision of this Lease, Lessor may use, apply or retain all or any part of the Security Deposit to cure the default or to compensate Lessor for all damage sustained by it resulting from Lessee's default. if any part of the Security Deposit is so used or applied Lessee shall, upon request, deposit cash with Lessor in an amount sufficient to restore the Security Deposit to its original amount. If Lessee shall fully and faithfully perform all of its obligations under this Lease, the Security Deposit or any balance of the Security Deposit shall be returned to Lessee at the expiration of the Term hereof or after Lessee has vacated the Leased Premises, whichever is later; provided, however, that Lessor may retain the Security Deposit until such time as any amount due from Lessee has been paid in full. No right or remedy available to Lessor as provided in this Section 2(e) shall preclude or extinguish any other right or remedy to which Lessor may be entitled.

3. Use of Premises. Unless otherwise approved in writing by Lessor, Lessee shall use and occupy the Leased Premises solely as a light manufacturing plant and Lessee shall make no use of the Leased Premises which would cause the fire and extended coverage insurance required hereby to be canceled. Lessee shall conduct its business on the Leased Premises in compliance with all federal, state, or municipal statutes, regulations, or ordinances. Lessee shall not do or permit anything to be done in or about the Leased Premises which would constitute a nuisance.

4.    Insurance and Indemnification.

      a. Lessee's Insurance. As additional rent during the Term of the Lease, Lessee shall obtain and keep in full force and effect, at its sole cost and expense, the following insurance (the "Lessee's Insurance") with a responsible insurance company or companies admitted to do business in the State of Nebraska and otherwise reasonably acceptable to Lessor:


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            i.    Comprehensive commercial general liability insurance issued on an occurrences basis in which the limits of liability for primary coverage shall not be less than One Million and No/100 Dollars ($1,000,000.00) per occurrence, not less than Two Million and No/100 Dollars ($2,000,000.00) in the aggregate, with property damage limits of Five Hundred Thousand and No/100 Dollars ($500,000.00). Further, Lessee shall provide umbrella liability coverage of an additional Three million and No/100 Dollars ($3,000,000.00) per occurrence.

            ii. Property coverage and contents insurance for all of Lessee's fixtures, furnishings, equipment and inventory.

            iii. Workers' compensation and employer liability coverage as may be required by the State of Nebraska, with a waiver of subrogation in favor of Lessor.

            iv. Fire and "all risk" extended coverage/named perils insurance for the full replacement value of all improvements which form a part of the Leased Premises.

      b. Evidence of Lessee's Insurance. Lessee shall promptly provide to Lessor evidence of the insurance coverages required to be maintained by Lessee under this Section, represented by Certificates of Insurance issued by the insurance carrier(s). The insurance coverage required in Section 4(a)(i) hereof shall name Lessor as an additional insured thereunder, contain cross-liability and severability of interest endorsements, state that such insurance is primary insurance as regards any other insurance carried by Lessee and contain a waiver of subrogation in favor of Lessor. The insurance coverage required in Section 4(a)(iv) hereof shall name Lessor as loss payee thereunder, contain cross-liability and severability of interest endorsements, state that such insurance is primary insurance as regards any other insurance carded by Lessee and contain a waiver of subrogation in favor of Lessor. All such insurance policies and/or Certificates of Insurance required in this Section shall state that Lessor will be notified in writing thirty
            (30) days prior to cancellation, material change or non-renewal of insurance. Timely renewal certificates shall be provided to Lessor upon request.

      c. Indemnification. Lessee hereby agrees to indemnify and hold harmless Lessor, its agents, and employees from and against any and all claims or demands for the loss, theft or damage to property or for injury or death to any person from any cause whatsoever while in, upon, or about the Leased Premises during the Term hereof, except to the extent that such claim is compensated by insurance and except further that Lessee's indemnification shall not include an indemnification for liability for the


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            gross negligence or willful misconduct of Lessor, its agents, or employees. Each party hereto shall indemnify and hold the other party, its agents, and employees harmless from and against any and all claims and liability arising from any breach or default by such indemnifying party in the performance of any obligation of such indemnifying party under this Lease or arising from the gross negligence or willful misconduct of such indemnifying party, its agents, employees, or invitees.

      d. Mutual Waiver of Subrogation. Without limiting the obligation of Lessee to maintain insurance which permits waiver of subrogation (unless otherwise approved in writing by Lessor) and notwithstanding the indemnification provisions set forth above or anything else to the contrary set forth herein, Lessor and Lessee hereby waive all causes of action and rights of recovery against each other, against all subtenants or assignees of Lessee and against any other person or entity holding an interest in the Leased Premises (together, the "Affected Parties"), and against the agents, officers, employees, and invitees of the Affected Parties for any loss occurring to the property of the Affected Parties resulting from any of the perils insured against under any and all fire or other extended casualty insurance policies in effect at the time of any such loss regardless of cause or origin of such loss.

5. Maintenance, Repairs and Replacements. During the Term hereof, Lessee shall take good and reasonable care of the Leased Premises and, at its sole cost and expense, undertake and perform all necessary maintenance and make all repairs and replacements as shall be reasonably necessary to keep the Leased Premises in good condition and repair. Lessee agrees that all damage or injury done to the Leased Premises by Lessee or by any person, other than Lessor or those controlled or contracted by Lessor, who may be in or upon the Leased Premises shall be repaired by Lessee at its sole expense. Lessee further agrees at the expiration of this Lease or upon the earlier termination thereof, to quit and surrender the Leased Premises in good condition and repair, reasonable wear excepted. Notwithstanding anything to the contrary contained in this Lease, nothing contained in this Section shall act or be interpreted so as to prohibit Lessor or Lessee from collecting any amounts covered by fire or other extended casualty insurance and, subject to Lessee's obligations under Section 12 hereof, no party shall be liable to the other for damages to the Leased Premises to the extent those damages are compensated in full by such insurance and the proceeds thereof are paid to or received by the damaged party and adequate therefor.

6. Utilities and Services. Lessee agrees to pay for all water, fuel, gas, oil, heat, electricity, power, materials, and services which may be furnished to it or used by it in or about the Leased Premises and to keep the Leased Premises free and clear of any lien or encumbrance of any kind whatsoever. Lessor shall not be liable, and the Monthly Rental and other payments to Lessor shall not abate, for interruptions to the telephone, plumbing, heating, ventilating, air conditioning, elevator, electrical or other mechanical or utility systems or


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      cleaning services, by reason of accident, emergency, repairs, alterations, improvements, or shortages or lack of availability of materials or services.

7. Lessor's Improvements. Lessor shall, at Lessee's sole cost and expense, pave or rock parking improvements on the Leased Premises for at least two hundred fifty (250) parking stalls, as shown on Exhibit "A" attached hereto and incorporated herein by this reference, and install one (1) overhead door and an on-grade ramp on the Leased Premises (collectively, the "Improvements"). All plans and specifications and bids for the Improvements shall be approved by Lessor and Lessee. Construction of the Improvements shall be commenced as soon as practicable after the Commencement Date and Lessor shall cause construction to be completed as soon as possible. The cost of construction of the Improvements (the "Principal Amount") shall be paid for by Lessee over the term of this Lease with interest thereon at a fixed rate equal to nine percent (9%) per annum ("Interest"), payable in equal monthly installments of the Principal Amount and Interest beginning on the Commencement Date and continuing on the first day of each succeeding month thereafter until the Principal Amount is paid in full. In the event that Lessee exercises its right to terminate this Lease pursuant to Section 1(e) hereof, the Principal
      Amount then remaining unpaid, together with all accrued and unpaid Interest thereon, shall immediately become due and payable on the Early Termination Date. Lessee shall make all payments of the Principal Amount and Interest to Lessor at Lessor's address set forth in Section 16 hereof or at such other address as Lessor may from time to time request in writing. All such payments will be delinquent if not paid within ten (10) days following receipt of written notice from Lessor of the failure to make such payment on the first day of the month.

8. Alterations. Lessee shall not make, or suffer to be made, any alternations, additions, or improvements to the Leased Premises without the prior written consent of Lessor, which shall not be unreasonably withheld. Lessor shall generally consent to alterations, additions, or improvements which do not adversely affect the value of the Leased Premises and which do not affect the structure or operation thereof. Lessee covenants and agrees that all repair or other work done by Lessee to the Leased Premises shall be performed in a good and workmanlike manner, using first quality materials, and in full compliance with plans and specifications approved by Lessor and all laws, rules, orders, ordinances, directions, regulations, and requirements of law or Lessors' insurance companies. Lessee shall pay all costs for such alterations, additions, and improvements including any alterations, additions, or improvements to the Leased Premises required by any governmental agency during the Term hereof. Lessee shall keep the Leased Premises free from any and all liens arising out of any work performed, materials furnished, or obligations incurred by Lessee. Lessee hereby indemnifies Lessor against liens, costs, damages, and expenses with respect to any such Lessee alteration, addition, or improvement. Unless otherwise agreed to in writing, all alterations, additions, and improvements to the Leased Premises by Lessor or Lessee shall become part of the Leased Premises and belong to Lessor and, at the end of the Term hereof,


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      shall remain on the Leased Premises without compensation of any kind to
      Lessee, except that any trade fixtures or personal property which are installed and paid for by Lessee shall remain the property of Lessee and may be removed by Lessee during the Term hereof, provided Lessee repairs any damage to the remaining improvements of the Leased Premises caused by the removal of such fixtures.

9. Environmental Compliance by Lessee. Neither Lessee nor Lessee's agents shall cause or permit any Hazardous Materials (as hereinafter defined), other than janitorial supplies in reasonable quantities and supplies normal to light manufacturing which are used in accordance with manufacturer's instructions and applicable law, to be brought upon, stored, used, generated, released into the environment, or disposed of on, in, under, or about the Leased Premises, without the prior written consent of Lessor, which consent may be withheld in Lessor's reasonable discretion. Lessee shall comply with all local, state or federal rules, regulations or statutes concerning use, storage and disposal of any Hazardous Materials brought onto, used, or stored on the Leased Premises. Upon the expiration or sooner termination of this Lease, Lessee covenants to remove from the Leased Premises, at its sole cost and expense, any and all Hazardous Materials brought upon, stored, used, generated, or released into the environment by Lessee or Lessee's agents and still located on the Leased Premises. To the fullest extent permitted by law, each party hereto hereby agrees to indemnify, defend, protect, and hold harmless the other party and its agents, and respective successors and permitted assigns, from any and all claims, judgments, damages, penalties, fines, costs, liabilities, and losses (including, without limitation, loss, or restriction on use of rentable space or of any amenity of the Leased Premises and sums paid in settlement of claims, attorneys' fees, consultant fees, and expert fees) that arise during or after the Term hereof directly or indirectly from the presence of Hazardous Materials on, in, or about the Leased Premises which is or was caused or permitted by such indemnifying party or its agents during the Term hereof.

      As used in this Lease, the term "Hazardous Materials" shall mean and include any hazardous or toxic materials, substances, or wastes including
      (a) any materials, substances, or wastes that are toxic, ignitable, corrosive, or reactive and that are regulated by any local governmental authority, any agency of the state of Nebraska, or any agency of the United States government, (b) petroleum and petroleum-based products, (c) urea formaldehyde foam insulation, (d) polychlorinated biphenyls ("PCBs"),
      (e) freon and other chlorofluorocarbons and (f) asbestos and asbestos-containing materials.

10.   Lessor's Reserved Rights.

      a. Entry by Lessor. Lessor and its agents and employees shall have the right to enter the Leased Premises at all reasonable times with reasonable notice to examine the same, and to make such maintenance, repairs, alterations, additions, and improvements to the Leased Premises as Lessors are obligated or may elect to make. Lessor shall take reasonable


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            precautions to minimize the disruption to Lessee of any entry to the
            Leased Premises by Lessor as provided in this Section.

      b. Transfer by Lessor. Lessor may transfer or assign its interest in the Leased Premises and this Lease without the consent of Lessee, at any time and from time to time. The obligations of Lessor pursuant to this Lease shall be binding upon Lessor and its successors and assigns only during their respective periods of ownership.

      c. Default by Lessor. Lessor shall not be liable to Lessee if Lessor is unable to fulfill any of its obligations under this Lease to the extent Lessor is prevented, delayed, or curtailed from so doing by reason of any cause beyond Lessor's reasonable control. Lessor shall not be in default unless Lessor fails to perform obligations required of Lessor within a reasonable time, but in no event later than thirty (30) days after written notice by Lessee to Lessor, specifying Lessor's failure to perform such obligation; provided, however, that if the nature of Lessor's obligation is such that more than thirty (30) days are reasonably required for performance, then Lessor shall not be in default if Lessor commences performance within such thirty (30) day period and thereafter diligently prosecutes its efforts to satisfy such obligation, Except as otherwise set forth herein, Lessee may not offset against any rent or other amount due from Lessee under this Lease any amount due or claimed to be due to Lessee from Lessor whether arising pursuant to this Lease or otherwise.

      d. Subordination. This Lease may, at the option of Lessor, be subordinated to any ground or underlying leases, mortgages, deeds of trust or other liens which may hereafter affect the Leased Premises or any part thereof, and Lessee will execute and deliver upon the demand of Lessor from time to time any and all instruments reasonably desired by Lessor, effecting a subordination of this Lease in the mariner requested by Lessor to such lease, mortgage, deed of trust, or other lien, provided that in the event of the termination of such lease or foreclosure of such mortgage, deed of trust or lien, any successor to any interest of Lessor in the Leased Premises will not disturb Lessee's possession of the Leased Premises if Lessee attorns to such successor as Lessor and otherwise performs its obligations under this Lease. Lessee agrees to attorn to any landlord under any ground lease affecting the Leased Premises in the event of the termination or cancellation of such ground leases or to any purchaser upon foreclosure or sale pursuant to any lien.

      e. Estoppel Certificate. Lessee shall upon ten (10) days written notice from Lessor execute, acknowledge, and deliver to Lessor a statement in writing (i) certifying that this Lease is unmodified and in full force and effect or, if modified, stating the nature of such modifications and certifying that this Lease, as so modified, is in full force and effect; (ii) acknowledging that there are not, to Lessee's knowledge, any uncured


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            defaults on the part of the Lessor hereunder or specifying such defaults if any are claimed; (iii) setting forth the Term hereof and setting forth any options of Lessee to extend or terminate the Term hereof, the nature of such options, and whether any such options have been exercised by Lessee; and (iv) stating the amount of the Monthly Rental and the Security Deposit. Any such statement may be relied upon by any then existing or prospective lessor, purchaser, or encumbrancer, and their successors and assigns, of all or any portion of the Leased Premises.

11.   Assignment, Subletting and Recapture.

      a. Consent Required. Lessee shall not assign, sublease, or otherwise transfer, by operation of law or otherwise, this Lease or the Leased Premises or any interest herein or portion thereof without the prior written consent of Lessor, which consent may not be unreasonably withheld. Lessor may condition its consent to any assignment or sublease on the execution by such assignee or sublessee of a written assumption by such assignee or sublessee of the obligations of Lessee under this Lease and upon Lessor's determination that the proposed assignee or subtenant is financially responsible as a tenant and will conduct a business on the Leased Premises in compliance with all special permits, laws, ordinances, and regulations governing the Leased Premises.

      b. No Release. Lessor's consent to any sale, assignment, encumbrance, subleasing, occupation, or other transfer shall not release Lessee from any of Lessee's obligations hereunder or be deemed to be a consent to any subsequent assignment, subleasing, or occupation unless Lessor so agrees in writing. The collection or acceptance of rent or other payment by Lessor from any person other than Lessee shall not be deemed the acceptance of any assignee or subtenant as the tenant hereunder or a release of Lessee from any obligation under this Loam.

12. Destruction of Leased Premises. In the event of a total or partial destruction of the Leased Premises during the Term hereof, Lessor shall promptly and with all reasonable diligence (subject to strikes, lockouts, inability to procure material and labor in the free market, governmental restrictions, fire, the elements, and other extraordinary conditions beyond Lessee's reasonable control) repair the same in a good and workmanlike manner using first quality materials and otherwise to the reasonable satisfaction of Lessor, provided such repairs can reasonably be made within one hundred eighty (180) days under the laws and regulations of state, federal, county or municipal authorities, but such destruction shall in no way annul or void this Lease, except that the rent reserved to be paid hereunder shall be equitably adjusted according to the amount of space within the Leased Premises which is unusable for the operation of Lessee's business during the course of such renovations, If such repairs


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      cannot reasonably be made or are not completed within one hundred eighty
      (180) days, this Lease may be terminated at the option of Lessor.

13. Condemnation. If the whole of the Leased Premises shall be taken or condemned by any competent authority for any public use or purpose, then this Lease shall terminate on the day prior to the taking of possession by such authority or on the day prior to the vesting of title in such authority, whichever first occurs, and rent hereunder shall be paid to and adjusted as of that day. If a portion of the Leased Premises shall be condemned or taken and, as a result thereof, there shall be such a major change in the character of the Leased Premises as to prevent Lessee from using the same in substantially the same manner as theretofore used, then in that event, Lessee may either cancel and terminate this Lease, as of the date when the part of the Leased Premises so taken or condemned shall be required for such public purpose, or Lessee may continue to occupy the remaining portion, provided, however, that Lessee shall give written notice to Lessor, within fifteen (15) days after the date of any taking or vesting of title, of its election. In the event Lessee shall remain in possession and occupation of the remaining portion, all the terms and conditions of this Lease shall remain in full force and effect with respect to such remaining portion, except that the rent reserved to be paid hereunder shall be equitably adjusted according to the amount and value of such remaining space; and provided further that Lessor shall, at Lessor's own expense, promptly and with all reasonable diligence (subject to strikes, lockouts, inability to procure material and labor in the free market, governmental restrictions, fire, the elements, and other extraordinary conditions beyond Lessor's reasonable control) do such work as to make a complete architectural unit of the remainder of the improvements located on the Leased Premises and this Lease shall continue for the balance of its terms, subject to the terms and conditions herein stated.

      The entire award of damages or compensation for the Leased Premises taken, or the amount paid pursuant to private purchase in lieu thereof, whether such condemnation or sale be total or partial, shall belong to and be the property of Lessor, and Lessee hereby assigns to Lessor any rights it may have at law or in equity to any and all such award or purchase price. Nothing herein contained shall be deemed or construed to prevent Lessee from interposing and prosecuting in any condemnation proceeding a claim for the value of any trade fixtures installed in the Leased Promises, and the cost, loss, or damages sustained by Lessee as the result of any alterations, modifications, or repairs which may be reasonable required of Lessee in order to place the remaining portion of the Leased Premises not so condemned in a suitable condition for Lessee's further occupancy.

14.   Default and Remedies.

      a. Events of Default. The occurrence of any one or more of the following events shall constitute an "Event of Default": (i) the failure by Lessee to make any payment of rent or any other payments required to be made by Lessee under this Lease within ten (10) days of receipt of written notice from Lessor that such payment was not paid when due; (ii) the failure by Lessee to observe or perform any of the provisions of this Lease to be observed or performed by the Lessee if such failure continues for a period of thirty (30) days, or such other period if this Lease specifically provides a different period for a particular failure, after written notice by Lessor to Lessee of such failure; provided, however, that with respect to any failure which cannot reasonably be cured within thirty (30) days, an Event of Default shall not be considered to have occurred if Lessee commences to cure such failure within such thirty (30) day period and continues to proceed diligently with the cure of such failure; (iii) at Lessor's option, if Lessee abandons the Leased Premises; or (iv) the failure by Lessee to pay its obligations as they become due, the making of any general assignment or general arrangement for the benefit of creditors by Lessee, or the filing by or against Lessee of a petition to have Lessee adjudged a bankrupt or a petition for reorganization or arrangement under bankruptcy law or laws affecting creditor's rights unless, in the case of a petition filed against Lessee, such petition is dismissed within sixty (60) days.

      b. Remedies. On the occurrence of an Event of Default, Lessors may at any time thereafter, with or without notice or demand and without limiting Lessor in the exercise of a right or remedy which Lessor may have by reason of such default or breach, exercise any rights or remedies Lessor may have at law or in equity, including, but not limited to, one or more of the following:

            i.    Declare the Lease at an end and terminated;

            ii.   Sue for the rent due and to become due under the Lease;

            iii.  Sue for any damages sustained by Lessor; and

            iv. Continue the Lease in effect and relet Lessor's interest in the Leased Premises on such terms and conditions as Lessor may deem advisable, with Lessee remaining liable for the Monthly Rental plus the reasonable cost of obtaining possession of the Leased Premises, and of any repairs and alterations necessary to prepare the Leased Premises for reletting, less the rentals received from such reletting, if any.

No action by Lessor shall be construed as an election to terminate the Lease unless written notice of such intention be given to Lessee by Lessor.

         c. Late Charge. If Lessee fails to make any payment of rent, expenses, or other amounts required of Lessee under this Lease within five (5) days of the date such amount is due as set forth in this Lease, then, in addition to any other amounts recoverable by Lessor hereunder, Lessee shall pay Lessor a late charge in an amount equal to ten percent (10%) of such late rent, expenses or other amounts.

         d. Non-Exclusive Remedies. The remedies of Lessor set forth in this Section shall not be exclusive, but shall be cumulative and in addition to all rights and remedies now or hereafter provided or allowed by law or equity, including, but not limited to, the right of Lessor to seek and obtain an injunction and the right of Lessor to damages in addition to those specified herein. Lessee hereby expressly waives any and all rights of redemption granted by or under any present or future law if Lessee is evicted or dispossessed for any cause or if Lessor obtains possession of the Leased Premises by reason of the breach by Lessee of any of its obligations under this Lease.

15. Contingency. This Lease is contingent upon Lessor entering into a Lease Termination Agreement with Lincoln Snack Company, a Division of Lincoln Foods Inc., a Delaware corporation ("Lincoln Snack"), pursuant to which the Lease Agreement dated November 16, 1992, by and between Lincoln Snack and Lessor shall be terminated and canceled as of July 31, 1997, and Lincoln Snack shall vacate the Leased Premises before the Commencement Date, on such terms and conditions as are reasonably acceptable to Lessor.

16. Notices. All notices, requests, demands or other communications hereunder (including notices of all asserted actions, claims or demands) shall be given in writing and shall be deemed to have been duly delivered upon personal delivery to the other party, or twenty-four (24) hours after deposit with a reputable overnight courier service, or forty-eight (48) hours after deposit in the U. S. Mail, certified mail, return receipt requested, to the addressee at the address herein designated or at such other address as may be designated in writing by notice given in the manner provided herein.

                       If to Lessor:             John M. Campbell
                                                 President
                                                 Campbell Properties Corporation
                                                 3600 Hillside Circle
                                                 Lincoln, Nebraska 68506

                       If to Lessee:             Centurion International, Inc.
                                                 1901 Pioneers Boulevard
                                                 Lincoln Nebraska 68506
                                                 Attn: /s/ Gary Kuck

17.      Miscellaneous.

         a. Holding Over. If Lessee, with or without Lessor's consent, remains in possession of the Leased Premises, or any pad thereof, after the expiration or termination of the Term hereof, such occupancy shall, at Lessor's sole option, be a tenancy from month to month upon all the provisions of this Lease.

         b. Performance. All payments to be made under this Lease shall be made without prior legal notice or demand unless otherwise provided herein. Time is hereby declared to be an essential element to the performance of each and every one and all of the terms, covenants, and conditions to be kept, observed, or performed under this Lease.

         c. Merger. There shall be no merger of this Lease or of the leasehold estate hereby created with the fee estate in the Leased Premises or any part thereof by mason of the fact that the same person, firm, corporation, or other legal entity may acquire or hold, directly or indirectly, this Lease or the leasehold estate and the fee estate in the Leased Premises or any interest in such fee estate without the prior written consent of the holders of any mortgages or similar security instruments covering the Leased Premises.

         d. Termination. On termination of the Lease, Lessee shall execute and deliver to Lessor immediately upon Lessor's request a quitclaim deed in recordable form transferring to Lessor any interest of Lessee in the Leased Premises.

         e. Applicable Laws. This Lease shall be governed by and construed in accordance with the laws of the State of Nebraska.

         f. Headings. Headings of sections of this Lease are for convenience of reference only and do not form a part hereof and do not in any way modify, interpret or construe the intentions of the parties.

         g. Modification. This Lease contains all of the terms and conditions agreed upon by the Lessor and Lessee with respect to the Leased Premises. All prior negotiations, correspondence, and agreements are superseded by this Lease and any other contemporaneous documents. This Lease may not be modified or changed except by written instrument signed by Lessor and Lessee.

         h. Relationship of Parties. Neither the method of computation of rent nor any other provisions contained in this Lease nor any acts of the parties shall be deemed or construed by the parties or by any third person to create the relationship of principal and agent or of partnership or of joint venture or of any association between Lessor and Lessee, other than the relationship of landlord and tenant.

         i. Waiver. The acceptance of rent or other payments by Lessor or the endorsement or statement on any check or any letter accompanying any check for rent or other payment shall not be deemed an accord or satisfaction or a waiver of any obligation of Lessee regardless of whether Lessor had knowledge of any breach of such obligation. Failure to insist on compliance with any of the terms, covenants, or conditions hereof shall not be deemed a waiver of such terms, covenants, or conditions, nor shall any waiver or relinquishment of any right or power hereunder, at any one time or more times, be deemed a waiver or relinquishment of such rights and powers at any other time or times or under any other circumstance(s).

         j. Severability. If any term or provision of this Lease or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Lease or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

         k. Interpretations. Any uncertainty or ambiguity existing herein shall not be interpreted against either party because such party prepared any portion of this Lease, but shall be interpreted according to the application of rules of interpretation of contracts generally.

         l. Successors and Assigns. This Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted heirs, representatives, successors and assigns.

         m. Lessee as Corporation. Lessee and the persons executing this Lease on behalf of Lessee represent and warrant that the individuals executing this Lease on Lessee's behalf are duly authorized to execute and deliver this Lease on its behalf in accordance with a duly adopted resolution of the board of directors of Lessee, and this Lease is binding upon Lessee in accordance with its terms.

         n. Security. Lessee shall be solely responsible for the security of the Leased Premises and for the security of Lessee's employees, agents, guests, and invitees on the Leased Premises. Lessee shall be responsible to lock and secure all doors, windows, and entrances to the Leased Premises and to take any other reasonable security measures to protect persons and property upon the Leased Premises.

         o. Memorandum of Lease. Upon the request of Lessor or Lessee, the parties shall execute a Memorandum of this Lease in recordable form, describing the Commencement Date, the Term hereof, and Lessee's option to renew.

         p. Limitations and Lessor's Liability. Notwithstanding anything to the contrary contained herein, in the event of any default or breach by Lessor of any of the terms of this Lease, Lessee shall look solely to Lessor's interest in the Leased Premises for the collection of any judgment (or any other judicial procedures requiring the payment of money by Lessor), and no other property or assets of Lessor shall be subject to levy, execution or other procedures for satisfaction of Lessee's remedies.

         IN WITNESS WHEREOF, the parties hereto hereby execute this Lease as of the day and year first above written.

                                               "LESSOR"

                                               CAMPBELL PROPERTIES CORPORATION,
                                               a Nebraska corporation

                                               By:       /s/ John M. Campbell
                                                    --------------------------
                                               John M. Campbell, President


                                               "LESSEE"

                                               CENTURION INTERNATIONAL, INC.,
                                               a Nebraska corporation

                                               By:       /s/ Gary L. Kuck
                                                    --------------------------
                                               Name:    Gary L. Kuck
                                                    --------------------------
                                               Title:   President
                                                    --------------------------

STATE OF NEBRASKA          )
                           )  ss.
COUNTY OF LANCASTER        )

         The foregoing was executed before me this 25th day of July, 1997, by John M. Campbell, President of Campbell Properties Corporation, a Nebraska corporation, on behalf of the corporation.


                                                        /s/ Susan McCrory
                                                        -----------------------
                                                        Notary Public


STATE OF NEBRASKA          )
                           )  ss.
COUNTY OF LANCASTER        )

         The foregoing was executed before me this 15th day of July, 1997, by Gary L. Kuck of Centurion International, Inc., a Nebraska corporation, on behalf of the corporation.


                                                        /s/ Richard W. Kiolbasa
                                                        -----------------------
                                                        Notary Public